UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant [   ]

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[   ]       Definitive Additional Materials
[   ]       Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SERVOTRONICS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1110 Maple Street, P.O. Box 300 – Elma, New York 14059-0300   716-655-5990  Fax 716-655-6012

Dr. Nicholas D. Trbovich
Founder, Chairman of the Board of Directors,
Chief Executive Officer and President

June 3, 2010

Dear Fellow Shareholder:

The Annual Meeting of Shareholders will take place on July 2, 2010 at 2:30 p.m. at the Hilton Garden Inn, 4201 Genesee Street, Buffalo, New York 14225. You are cordially invited to attend.

The enclosed Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon during the meeting. The meeting will also include a report on the state of Servotronics, Inc.’s business.

To ensure your representation at the meeting, even if you are unable to attend, please sign the enclosed Proxy Card and return it in the postage paid envelope.

If you have any questions in regard to completing your proxy, please call our Assistant Corporate Secretary, Bernadine E. Kucinski (716) 655-5990.

Your continued interest and support is very much appreciated.

Sincerely,

Dr. Nicholas D. Trbovich

SERVOTRONICS, INC.
1110 Maple Street
P.O. Box 300
Elma, New York 14059

NOTICE OF
2010 ANNUAL SHAREHOLDERS’ MEETING

To the Shareholders:

Notice is hereby given that the 2010 Annual Meeting of the Shareholders of Servotronics, Inc. (the “Company”) will be held at the Hilton Garden Inn, 4201 Genesee Street, Buffalo, New York 14225, on Friday, July 2, 2010 at 2:30 p.m., Buffalo time, for the following purposes:

1.	To elect four Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To consider and ratify the appointment of Freed Maxick & Battaglia, CPAs, PC as the Company’s independent registered public accounting firm for the 2010 fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on May 17, 2010 are entitled to notice of and to vote at the meeting or any adjournments thereof.

Dr. Nicholas D. Trbovich
Founder, Chairman of the Board of Directors,
Chief Executive Officer and President

Dated: June 3, 2010

Important notice regarding the availability of Proxy materials for the Annual Meeting of Shareholders to be held on July 2, 2010.

This Proxy statement, form of proxy and the Company’s 2009 Annual report are available at www.servotronics.com.

SHAREHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND MAILING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

June 3, 2010

SERVOTRONICS, INC.
1110 Maple Street
P.O. Box 300
Elma, New York 14059

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 2, 2010

The following information is furnished in connection with the Annual Meeting of Shareholders of SERVOTRONICS, INC. (the “Company”) to be held on July 2, 2010 at 2:30 p.m., Buffalo time, at the Hilton Garden Inn, 4201 Genesee Street, Buffalo, New York 14225. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2009 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained without charge from the Company’s Assistant Corporate Secretary, 1110 Maple Street, P.O. Box 300, Elma, New York 14059. This Proxy Statement and proxy card are first being mailed to shareholders on or about June 3, 2010.

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy for the Annual Meeting of Shareholders is being solicited by the Directors of the Company. The proxy may be revoked by a shareholder at any time prior to the exercise thereof by filing with the Assistant Corporate Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may be revoked by a shareholder attending the meeting, by withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of mails, proxies may be solicited by employees of the Company (who will receive no additional compensation therefor) personally or by telephone or other electronic communications, and arrangements may be made with banks, brokerage houses and other institutions, nominees and/or fiduciaries to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained the services of InvestorCom, Inc. 100 Wall Street, 24th Floor, New York, New York 10005, to assist in the solicitation of proxies and will pay that firm a fee of approximately $3,000 plus expenses.

VOTING INFORMATION

The record date for determining shares entitled to vote has been fixed at the close of business on May 17, 2010. On such date there were outstanding 2,237,371 shares of common stock of the Company, $.20 par value (“Common Stock”), entitled to one vote each.

The presence, in person or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock is necessary to constitute a quorum. Directors will be elected by a plurality of all the votes cast at the 2010 Annual Meeting with each share being voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to vote. Ratification of the appointment of Freed Maxick & Battaglia, CPAs, PC as the Company’s independent registered public accounting firm for the 2010 fiscal year requires the affirmative vote of a majority of the votes cast on the proposal. Pursuant to SEC rules, shareholder proposals must have been received by April 20, 2010, which date is 45 days before the date (June 3) on which the Company mailed its proxy materials for last year’s annual meeting, to be considered at the 2010 Annual Meeting. At April 20, 2010, the Company had not received notice of any intention to submit any other matter; and, therefore, the named proxies have discretion to vote on any other matter that comes before the meeting.

Shares of Common Stock represented by a properly signed, dated and returned proxy will be treated as present at the meeting for the purposes of determining a quorum. Proxies relating to “street name” shares of Common Stock that are voted by brokers will be counted as shares of Common Stock (i) present for purposes of determining the presence of a quorum and (ii) as having voted in accordance with the directions and statements on the form of proxy.

PROPOSAL 1:  ELECTION OF DIRECTORS

The By-Laws of the Company provide that there shall be not less than three Directors nor more than nine and that the number of Directors to be elected at the Annual Meeting of Shareholders shall be fixed by the Board of Directors. The Board of Directors has fixed the number of Directors to be elected at the meeting at four. Each person so elected shall serve until the next Annual Meeting of Shareholders and until his successor is elected and shall have qualified.

Each nominee is currently serving as a Director of the Company and was elected at the Company’s 2009 Annual Meeting of Shareholders.

The Directors believe that all of the nominees are willing and able to serve as Directors of the Company. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

The following paragraphs set forth certain information regarding the nominees for election to the Company’s Board of Directors, including the specific experience, qualifications, attributes or skills that led to the conclusion by the Board of Directors that such person should serve as a Director of the Company. The nominees for election to the Company’s Board of Directors are Dr. Nicholas D. Trbovich, age 74, Nicholas D. Trbovich, Jr., age 50, Donald W. Hedges, age 88, and Dr. William H. Duerig, age 88.

Dr. William H. Duerig, is an Independent Director of the Company and Chairman of the Company’s Audit Committee. He has been a Company Director since 1990. He has an impressive success record for his leadership performance in many world-recognized advanced technology and state-of-the-art programs and projects. He has served as a Corporate Officer, Program Director, Project Leader and in other similar positions which combined management and advanced technology competence. These positions, programs and projects included being the Physicist in charge of certain key aspects of the Manhattan Atomic Bomb Project, a Principal Staff member of the Applied Physics Laboratory of Johns Hopkins University, a member of the Board of Directors for the Bumble Bee Missile Program, the Director for the development of telemetering equipment for the Terrier and Talos Missile Systems (precursors for the current Standard Missile Program) and he has served in other management positions such as Corporate Vice President of Research and Engineering and as a consultant. Dr. Duerig has also served on the Board of Directors of a number of technically oriented companies and has a Ph.D. in Solid State Physics and a strong accounting education from the University of Maryland and New York University respectively. A member of professional, scientific organizations and Honor Societies Sigma Pi Sigma and Sigma Xi, he has published papers in various scientific publications. Dr. Duerig’s wide range of education, expertise and management experience in and across many disciplines qualifies him as an expert from the perspective of budgetary corporate responsibility in a technology and profit-driven corporate environment. He is comprehensively qualified to be the financial expert for the Audit Committee and a Company Director.

Mr. Donald W. Hedges has been an Independent Company Director since 1967 and is a member of the Audit Committee. Mr. Hedges, a business law attorney, has extensive Corporate Law and finance experience with national and international, private and public companies. His comprehensive experience includes the representation of companies in the preparation of Initial Public Offerings, and at times, as a principal in a broad range of economic and financing activities. A current active practitioner of business law, he is a retired Partner of Wolf, Block, Schorr and Solis-Cohen. His expertise includes a wide range of corporate financing for technology driven activities and otherwise. A Wharton School graduate (BS Economics) and a law school graduate (JD Law) of the University of Pennsylvania, he subsequently clerked for the Chief Justice of the Pennsylvania Supreme Court. He is a former aircraft carrier combat fighter pilot and was awarded the Air Medal and the Distinguished Flying Cross for heroic acts performed in the South Pacific. He is an aviation and aerospace cognizant individual whose comprehensive legal knowledge and business experience has been beneficial to the Company. Mr. Hedges’ long association with the Company combined with his successful record as an attorney of national and international representation and negotiation highly qualifies him as a Company Director.

Mr. Nicholas D. Trbovich, Jr. has served as a Director of the Company since 1990. Mr. Trbovich, Jr. is a significant beneficial owner of the Company’s common shares and son of the Company’s Founder. He provides valuable strategic planning continuity, operational insight and knowledge to the Board based on over 30 years of industry and company experience. He is a former member of the International Board of Directors of the World Entrepreneurs Organization. A current Board member of the American Edged Products Manufacturers Association, and an Executive Committee Member of the American Knife and Tool Institute, he is the listed inventor or co-inventor on issued patents and patent pending applications that are incorporated in various successful Company products. Over the past 32 years Mr. Trbovich, Jr. has held various engineering, supervisory and management positions of increasing responsibility which led to the Company positions as Director of Corporate Development, Vice President, Executive Vice President and Chief Operating Officer. He has also been President, Director and CEO of certain Company Subsidiaries. A holder of two undergraduate degrees (Summa Cum Laude) and a life member of MENSA, he has completed graduate courses and various licensing/certification and other programs at Stanford University, Carnegie Mellon University, Purdue University, MIT, Canisius College, and others. He also served as Chapter President and Vice President of two National Honor Societies – Lambda Sigma at Carnegie Mellon University and Alpha Chi at Medaille College, respectively. A recipient of numerous Leadership, Business, and Community awards and recognized as one of Western New York’s outstanding leaders, Medaille College honored him with their Distinguished Alumnus Award and a place on their “Alumni Wall of Fame”. He is a former Advisory Board member of two colleges, and Co-Founder/Co-Developer of an International Award winning Business and Career Advancement Program. He has presented lectures and conducted seminars on multiple topics including management, leadership development, strategic planning, and entrepreneurship throughout the United States and in six different countries. Among other recognitions, he was an awards recipient speaker at the Army Aviation Association of America’s Annual Conference. Mr. Trbovich, Jr.’s achievements, operational insights, strategic planning continuity, wide-range multi-industry cognizance, specific industry knowledge, experience, and established associations well qualify him as a Company Director.

Dr. Nicholas D. Trbovich has been a Company Director since the Company was founded in 1959. As the Founder and substantial shareholder of the Company, and as the Company’s Chairman of the Board, President and CEO, he has managed personally and through delegation the research, development, engineering, manufacturing and administration of the Company as the Company grew and its goals were achieved over the years. He has led the Company in its transition from primarily engineering development to a Company with expanded manufacturing and substantial product capabilities. He has been instrumental and successful in obtaining the appropriate corporate financing from banking institutions and the public sale of common shares to meet the Company’s increased requirements to support new product design, development and enhanced manufacturing capabilities. During the past five decades the Company’s designed and developed products have filled and are filling key roles in many of the world’s most well-known aerospace programs, such as the Boeing 700 and Airbus 300 Series of commercial jetliners, military/government programs such as the state-of-the-art, multi-national Joint Strike Fighter, numerous combat proven/time-tested F-Series jet fighters, and other substantial programs for jet transports, helicopters, bombers, missiles and the unique Hubble Space Telescope among others. Dr. Trbovich’s past and/or current Directorships include manufacturing companies, banking institutions, professional and other enterprises. An elected member to the Niagara Frontier Aviation and Space Hall of Fame, he has been awarded patents, received many Awards (i.e. Entrepreneur of the Year and other business and technical awards), a member of professional associations, a published writer, a Guest Lecturer at the University of Rochester, Columbia University, University of Alabama and others. He received the Distinguished Alumnus Award from the University of Rochester where he earned two Doctorates and an MBA. He has also been awarded three Honorary Doctorates from three other colleges, a Doctor of Science (Sc.D.), Doctor of Laws (LL.D) and a Doctor of Humane Letters (L.H.D.), and is a member of three Honor Societies, Beta Gamma Sigma, Pi Lambda Theta, and Kappa Delta Pi and a life member of MENSA. He has held various leadership positions including Chairman of the Board of Trustees for two Colleges, Vice Chairman of the Board for a third College and as an Officer of a public Board of Education. His collective achievements, broad range of recognitions, successful leadership and dedicated efforts to meet and exceed Company goals highly qualifies him as a Company Director.

The Directors recommend a vote FOR the four nominees listed above. Unless instructed otherwise, proxies will be voted FOR these nominees.

ADDITIONAL COMPANY INFORMATION

Committees and Meeting Data

The Board of Directors has an Audit Committee comprised of Dr. Duerig and Mr. Hedges. The Audit Committee meets with the Company’s Independent Auditors and reviews with them matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, the scope of the audit and the results of the audit. The Audit Committee is also charged with the responsibility of submitting to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices, policies and financial accounting and operation controls and safeguards.

The Board has (i) determined that Dr. Duerig and Mr. Hedges are Independent Directors pursuant to the listing standards of the NYSE Amex; and (ii) designated Dr. Duerig as the Company’s “Audit Committee financial expert”.

The Company has a formal Audit Committee which performs all the functions required to be performed by the Company’s Independent Directors. The Company’s full Board of Directors performs the functions of all other committees and in lieu thereof as permitted by the Company’s By-Laws and the current NYSE Amex listing standards. The Board of Directors does not have a standing nominating or compensation committee. Pursuant to Board resolutions, the full Board of Directors approves/ratifies all Director nominees after they are determined by the Independent Directors. See “Director Nominating Process” on page 7. Additionally, the Independent Directors determine the compensation of the Chief Executive Officer and all Executive Officers and such determinations are subsequently submitted to the full Board of Directors for approval/ratification. During the fiscal year ended December 31, 2009, the Audit Committee met 9 times and the Board of Directors met 14 times. No Director attended less than 100% of the meetings held. Each Director is expected to attend the Annual Meeting of Shareholders. In 2009, the Annual Meeting of Shareholders was attended by all Directors.

Report of the Audit Committee of the Board of Directors

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control, audit process and monitoring compliance with standards of business conduct. The Audit Committee operates under a written charter which is available on the Company’s website at www.servotronics.com. Management of the Company has primary responsibility for preparing financial statements of the Company as well as the Company’s financial reporting process. Freed Maxick & Battaglia, CPAs, PC (“FM&B”), acting as Independent Auditors, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2009 with the Company’s Management.

2.	The Audit Committee has discussed with the Independent Auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees.

3.
The Audit Committee has received the written disclosures and the letter from the Independent Auditors required by the Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with FM&B the matter of that firm’s independence.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee is independent as defined under the listing standards of the NYSE Amex.

AUDIT COMMITTEE
Dr. William H. Duerig, Chairman
Mr. Donald W. Hedges

Leadership Structure

Dr. Nicholas D. Trbovich is the Company’s Chairman of the Board and Chief Executive Officer. The Company believes that having one person hold the roles of Chairman of the Board and Chief Executive Officer is the most effective way at this time to organize the leadership structure of the Board of Directors. Having one person hold the roles of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for the Board and executive management and it allows for a single and clear focus for the chain of command to execute the Company’s strategic initiatives and business plans. Because Dr. Trbovich is primarily responsible for managing the Company’s day-to-day operations and strategic plan implementations, he is in the best position to chair meetings of the Board of Directors where key business and strategic issues are discussed. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer coupled with the existence of the Independent Directors is the appropriate leadership structure for the Board of Directors at this time. It provides sufficient independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of the Company’s business operations and strategic plan implementations. The Independent Directors periodically review this structure to assess its effectiveness on a continuing basis.

Board Oversight of Risk Management

The Board of Directors oversees the Company’s risk management process. This oversight is primarily accomplished through the Board’s committees and management’s reporting processes. The Company does not have a formal risk committee; however, the Audit Committee focuses on risk related to accounting, internal controls, and financial and tax reporting. The Audit Committee also assesses economic and business risks and monitors compliance with ethical standards. The Independent Directors identify and oversee risks associated with the Company’s executive compensation policies and practices, Director independence, related party transactions and the implementation of corporate governance policies.

Directors’ Compensation

Under the Company’s compensation arrangements, non-employee Directors are paid a yearly Director’s fee of $18,000 plus a per meeting fee of $900 and reimbursement of actual expenses for attendance at Board meetings. Directors who are also employees do not receive the Director’s and/or meeting fees. Members of the Audit Committee of the Board are paid a yearly Audit Committee fee of $5,000 plus a per-meeting fee of $650 and reimbursement of actual expenses for attendance at Audit Committee meetings.

The following table contains information with respect to the compensation paid to the non-employee Directors for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total

William H. Duerig	$41,450	--	$41,450

Donald W. Hedges	$41,450	--	$41,450

(1)	Includes cash compensation earned by the Directors during the fiscal year 2009.

(2)
No options were awarded in 2009. As of December 31, 2009, each of Dr. Duerig’s and Mr. Hedges’ stock option holdings in the Company consisted of: 15,000 options with an exercise price of $3.8125 expiring on July 6, 2010; 16,000 options with an exercise price of $4.38 expiring on September 5, 2011; 18,000 options with an exercise price of $2.045 expiring on April 10, 2013; and 7,500 options with an exercise price of $4.70 expiring on December 29, 2015. All stock options listed in this note (2) were exercisable at December 31, 2009.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all Directors, Officers and Employees of the Company as required by the listing standards of the NYSE Amex. The Code is available on the Company’s website at www.servotronics.com and the Company intends to disclose on this website any amendment to the Code. Waivers under the Code, if any, will be disclosed under the rules of the SEC and the NYSE Amex.

Director Nominating Process

The determination of the individuals to be nominated for the Board of Directors is made by the Independent Directors. This determination is then subsequently submitted to the full Board of Directors for approval/ratification. The Board has determined that Dr. Duerig and Mr. Hedges are independent under the NYSE Amex listing standards.

The Board has not adopted specific minimum criteria for director nominees. Nominees are identified by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, the Board first considers the appropriateness of the size of the Board and then considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. Consistent with the concept of diversity, the Company recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion.

The Board will consider Director nominees from any reasonable source, including nominees suggested by incumbent Board Members and Management as well as Shareholder recommendations tendered in accordance with the Company’s advance notice provisions. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Shareholder Communications with the Board of Directors

Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Board of Directors, 1110 Maple Street, P.O. Box 300, Elma, New York 14059. Correspondence directed to an individual Board member will be referred, if appropriate, to that member. Correspondence not directed to a particular Board member will be referred, if appropriate, to the Chairman of the Audit Committee.

EXECUTIVE OFFICERS

The following is a listing of the Company’s current Executive Officers:

		Position with the Company and Principal Occupation
Name	Age	and Business Experience for Past Five Years

Dr. Nicholas D. Trbovich	74	Founder, Chairman of the Board of Directors; Chief Executive Officer and President of the Company for more than five years.

Nicholas D. Trbovich, Jr.	50	Director of the Company since 1990; Chief Operating Officer of the Company since 2007; Executive Vice President of the Company since 2006; Vice President of the Company from 1990 to 2006.

Cari L. Jaroslawsky	41	Treasurer and Chief Financial Officer of the Company since 2005; CPA Consultant/ Controller for the Company for more than five years prior to 2005.

Salvatore San Filippo	61	Vice President of Marketing and Sales of the Company since 2007; Director of Marketing and Sales of the Company since 2005; Director of Sales of the Company from 2002 to 2005.

Michael D. Trbovich	47	Corporate Secretary of the Company since 2005; Corporate Administration and Liaison for the Company for more than five years prior to 2005.

Nicholas D. Trbovich, Jr. and Michael D. Trbovich are the sons of Dr. Nicholas D. Trbovich. There are no other family relationships between any of the Directors or Executive Officers of the Company.

Summary Compensation Table

The following table contains information with respect to the annual compensation for the years ended December 31, 2009 and 2008 for the Company’s Chief Executive Officer and the two most highly compensated Executive Officers who were serving as Executive Officers at December 31, 2009 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	All Other Compen- sation (1)	Total

Dr. Nicholas D. Trbovich . . . . . . . . . . . . . . . . . . . Chairman, President and CEO	2009 2008	$477,917 $448,553	- $55,000	$240,674 $442,363	$718,591 $945,896

Nicholas D. Trbovich, Jr. . . . . . . . . . . . . . . . . . . . Director, Executive Vice President and COO	2009 2008	$284,167 $266,667	- $45,000	$89,057 $233,143	$373,224 $544,810

Cari L. Jaroslawsky . . . . . . . . . . . . . . . . . . . . . . . Treasurer and CFO	2009 2008	$153,500 $144,000	- $15,000	$36,102 $76,546	$189,602 $235,546

(1)
All Other Compensation for 2009 includes (i) an allocation of 1,115 shares of Common Stock under the Servotronics Inc.’s Employee Stock Ownership Plan (“ESOP”) for Dr. Trbovich and Mr. Trbovich, Jr., respectively, valued as of November 30, 2009 (the date of allocation), at the closing price on the NYSE Amex of $8.69 per share; (ii) $74,708, $38,870, and $6,000 for Dr. Trbovich, Mr. Trbovich, Jr., and Ms. Jaroslawsky, respectively, for vacation pay in lieu of time off pursuant to a policy that is generally applicable to all employees of the Company; (iii) $116,252, $9,113, and $10,397 for Dr. Trbovich, Mr. Trbovich, Jr., and Ms. Jaroslawsky, respectively, for benefit parity payments in lieu of pension related benefits that are limited by the terms of the ESOP; (iv) $7,787, $387, and $218 for Dr. Trbovich, Mr. Trbovich, Jr., and Ms. Jaroslawsky, respectively, for life insurance; (v) $32,236, $27,695, and $19,486 for Dr. Trbovich, Mr. Trbovich, Jr., and Ms. Jaroslawsky, respectively, for health insurance and medical related expenses; and (vi) $3,301 for personal use of a company car for Mr. Trbovich, Jr.

Employment Agreements

Dr. Trbovich and Mr. Trbovich, Jr. have employment agreements with the Company pursuant to which they are entitled to receive minimum salary compensation of $485,600 and $288,750 per annum respectively, or such greater amount as the Company’s Board of Directors may approve/ratify, and individual and spousal lifetime health and life insurance benefits. In the event of Dr. Trbovich’s or Mr. Trbovich, Jr.’s death or total disability during the term of the employment agreement, they or their respective estates are entitled to receive 50% of the compensation they are receiving from the Company at the time of their death or disability during the remainder of the term of the employment agreement. Also, in the event of (i) a breach of the agreement by the Company, (ii) a change in control of the Company, as defined, or (iii) a change in the responsibilities, positions or geographic office location of Dr. Trbovich or Mr. Trbovich, Jr., they are entitled to terminate the agreement and receive a payment of 2.99 times their average annual compensation from the Company for the preceding five years. If this provision is invoked by Dr. Trbovich or Mr. Trbovich, Jr. and the Company makes the required payment, the Company will be relieved of any further salary liability under the agreement notwithstanding the number of years covered by the agreement prior to termination. The term of the agreement extends to and includes December 31, 2013 for Dr. Trbovich and extends to and includes December 31, 2015 for Mr. Trbovich, Jr., provided, however the term of the agreement will be automatically extended for one additional year beyond its then expiration date unless either party has notified the other in writing that the term will not be extended. If the Company elects not to extend his agreement, Dr. Trbovich and/or Mr. Trbovich, Jr. will be entitled to a severance payment equal to nine months’ salary and benefits.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table shows information with respect to the value of unexercised options held by the Named Executive Officers as of December 31, 2009. All of the options granted to the Named Executive Officers were exercisable.

	Option Awards
Named Executive Officer	Number of securities underlying unexercised options (#)	Option Exercise Price	Option Expiration Date
Dr. Nicholas D. Trbovich	37,800	$3.8125	07/06/2010
	45,000	$4.3800	09/05/2011
	50,000	$2.0450	04/10/2013
	25,000	$4.7000	12/29/2015
Nicholas D. Trbovich, Jr.	18,400	$3.8125	07/06/2010
	24,000	$4.3800	09/05/2011
	27,000	$2.0450	04/10/2013
	15,000	$4.7000	12/29/2015
Cari L. Jaroslawsky	1,000	$4.7000	12/29/2015

Certain Relationships and Related Transactions

Nicholas D. Trbovich, Jr., Executive Vice President and Chief Operating Officer of the Company, is an inventor or co-inventor of certain issued patents and patent pending applications that are used in the business of a subsidiary of the Company. The patents have been and are currently used by the subject subsidiary on a royalty-free basis with Mr. Trbovich, Jr.’s consent.

In 2009, a Servotronics’ subsidiary leased (with option to buy) a facility and certain real property to acquire the capability to manufacture hot forged edged products from a Company whose sole shareholder is the wife of an Officer of Servotronics. This related party transaction is fully described in Servotronics’ 2009 Form 10-K on page F16, note 10.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

The following table lists the persons that owned beneficially, as of May 17, 2010, more than 5% of the outstanding shares of Common Stock of the Company, based on the Company’s records. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by that person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Servotronics, Inc. Employee Stock Ownership Trust (2) 1110 Maple Street P.O. Box 300 Elma, New York 14059	721,384 (2)	32.2%
Dr. Nicholas D. Trbovich (3) 1110 Maple Street P.O. Box 300 Elma, New York 14059	548,937 (3)	22.9%
Nicholas D. Trbovich, Jr. (4) 1110 Maple Street P.O. Box 300 Elma, New York 14059	128,782 (4)	5.6%
Harvey Houtkin (5) 160 Summit Avenue Montvale, New Jersey 07645	352,088 (5)	15.7%

____________________

(1)
Percent of class is based upon 2,237,371 shares of Common Stock outstanding as of May 17, 2010 plus, in the case of Dr. Trbovich and Nicholas D. Trbovich, Jr., the shares underlying their stock options, all of which are presently exercisable.

(2)
The Trustees of the Servotronics, Inc. Employee Stock Ownership Trust (the “ESOT”) -- Dr. Nicholas D. Trbovich and Nicholas D. Trbovich, Jr. -- direct the voting of unallocated shares. The participants in the related plan have the right to direct the voting of shares which have been allocated to their respective accounts; if a participant does not direct the vote, the Trustees may direct the vote of that participant’s shares. As of May 17, 2010, approximately 445,031 shares have been allocated to the accounts of participants and approximately 276,353 shares remain unallocated.

(3)
This amount includes (i) 27,809 shares held by a charitable foundation for which Dr. Trbovich serves as a trustee; (ii) 157,800 shares which Dr. Trbovich has the right to acquire under stock options which are currently exercisable; and (iii) approximately 47,683 shares allocated to Dr. Trbovich’s account under the ESOT. These amounts do not include the shares beneficially owned by certain of Dr. Trbovich’s other relatives. Also, except as set forth in this note (3), does not include shares held by the ESOT as to which Dr. Trbovich serves as one of the two Trustees. See note (2) above.

(4)
This amount includes (i) 84,400 shares which Mr. Trbovich, Jr. has the right to acquire under stock options which are currently exercisable; and (ii) approximately 28,194 shares allocated to Mr. Trbovich, Jr.’s account under the ESOT. Except as set forth in the preceding sentence, does not include shares held by the ESOT as to which Mr. Trbovich, Jr. serves as one of two Trustees. See note (2) above.

(5)
This information is based on a statement on Schedule 13D, as last amended on February 12, 2004, filed by Mr. Houtkin with the Securities and Exchange Commission. According to Mr. Houtkin’s statement, he had sole voting and investment power with respect to 190,000 shares and shared voting and investment power with respect to 162,088 shares. Mr. Houtkin disclaimed beneficial ownership in additional shares owned by other members of his family. The Company has received no further information from Mr. Houtkin or on his behalf.

Security Ownership of Management

The following table sets forth, as of May 17, 2010, information as to the beneficial ownership of shares of Common Stock of the Company held by each Director, Executive Officer and by all Directors and Officers as a group (each individual listed in the following table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by that person, except as otherwise indicated):

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Dr. Nicholas D. Trbovich	548,937 (2)	22.9%
Nicholas D. Trbovich, Jr.	128,782(3)	5.6%
Donald W. Hedges	61,236 (4)	2.7%
Dr. William H. Duerig	60,093 (5)	2.6%
Cari L. Jaroslawsky	2,000 (6)	0.1%
Salvatore San Filippo	5,858 (7)	0.3%
Michael D. Trbovich	30,185 (8)	1.3%
All Directors and Officers as a group	1,113,443 (9)	42.6%
____________________

(1)	Percent of class is based upon 2,237,371 shares of Common Stock outstanding as of May 17, 2010 plus the number of shares subject to stock options held by the indicated person or group.

(2)	See note (9) below and note (3) to the table in “Security Ownership of Certain Beneficial Owners”.

(3)	See note (9) below and note (4) to the table in “Security Ownership of Certain Beneficial Owners”.

(4)
This amount includes 56,500 shares which Mr. Hedges has the right to acquire under stock options which are currently exercisable. Mr. Hedges has sole voting and investment power with respect to 4,261 shares and shared voting and investment power with respect to 475 shares.

(5)	This amount includes 56,500 shares which Dr. Duerig has the right to acquire under stock options which are currently exercisable.

(6)	This amount includes 1,000 shares which Ms. Jaroslawsky has the right to acquire under stock options which are currently exercisable.

(7)
This amount includes (i) 1,000 shares which Mr. San Filippo has the right to acquire under stock options which are currently exercisable; and (ii) approximately 3,858 shares allocated to Mr. San Filippo’s account under the ESOT.

(8)
This amount includes (i) 18,500 shares which Mr. Trbovich has the right to acquire under stock options which are currently exercisable; and (ii) approximately 9,775 shares allocated to Mr. Trbovich’s account under the ESOT.

(9)
See notes (2) through (8) above. Also includes unallocated shares held by the ESOT over which certain officers, as Trustees of the ESOT, may be deemed to have voting power, as well as shares allocated to the accounts of all Officers as a group under the related plan. See the table in “Security Ownership of Certain Beneficial Owners” and note (2) thereto.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on its review of reports filed pursuant to Section 16(a) of the Securities Exchange Act or representations from Directors and Executive Officers required to file such reports, the Company believes that all such filings required of its Executive Officers and Directors were timely made for 2009. The Company does not have information with respect to the reporting compliance of Mr. Houtkin or his estate.

PROPOSAL 2: RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Freed Maxick & Battaglia, CPAs, PC (FM&B) has been selected by the Board of Directors as the independent public accountants for the Company's current fiscal year. A representative of FM&B is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of shareholders.

At the Annual Meeting, the shareholders will be asked to ratify the selection of FM&B as the Company’s independent registered public accounting firm. Pursuant to the rules and regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company’s independent registered public accounting firm. In the event that the shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Annual Meeting, is required to ratify the appointment of FM&B. The Directors of the Company unanimously recommend a vote “FOR” the ratification of FM&B as the Company’s independent registered public accounting firm for 2010. Unless otherwise instructed, proxies will be voted “FOR” ratification of the appointment of FM&B.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by FM&B and RSM McGladrey, Inc. for fiscal years 2009 and 2008.
	2009	2008
Audit Fees (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$86,000	$79,000
Tax Service Fees (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	56,690	35,015
All Other Fees (3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7,168	6,775
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$149,858	$120,790
____________________

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company's financial statements and review of the Company's quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Tax service fees principally included fees for tax preparation and tax consulting services.

(3)	Primarily for SEC compliance and assistance.

The Audit Committee pre-approves audit and non-audit services provided by FM&B and RSM McGladrey, Inc.

The Audit Committee of the Board of Directors has considered whether provision of the services described above is compatible with maintaining our accountant's independence and has determined that such services have not adversely affected FM&B’s independence.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Proposals for the Company's Proxy Material

Shareholder proposals must be received at the Company's offices no later than February 3, 2011, in order to be considered for inclusion, if appropriate, as a shareholder proposal in the Company's proxy materials for the 2011 Annual Meeting. Such proposals must also meet the other requirements established by the SEC for shareholder proposals.

Proposals to be introduced at the Annual Meeting, but not intended to be included in the Company's Proxy Material

For any shareholder proposal to be presented in connection with the 2011 Annual Meeting of Shareholders, a shareholder must give timely written notice thereof to the Company in compliance with the advance notice provisions of the federal securities laws. To be timely, a qualified shareholder must give written notice to the Company at the Company’s offices no later than April 19, 2011.

OTHER MATTERS

So far as the Directors are aware, no matters other than the election of Directors and ratification of the engagement of Independent Auditors will be presented to the meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares to which the proxy relates in accordance with their best judgment.

By Order of the Directors

Dr. Nicholas D. Trbovich
Founder, Chairman of the Board of Directors,
Chief Executive Officer and President

Elma, New York